SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2003

MICHAEL FOODS, INC.

(Exact name of registrant as specified in its charter)

MINNESOTA	333-63722	41-0498850
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S.Employer Identification No.)

301 CARLSON PARKWAY
SUITE 400
MINNETONKA, MINNESOTA		55305
(Address of principal executive offices)		(Zip Code)

(952) 258-4000

(Registrant’s telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets

(a)           On October 15, 2003, the Registrant completed the sale of its dairy business, consisting of the development, manufacturing, processing, distribution, marketing and sales of coffee creamers, half & half, whipping cream, soft-serve mix and other specialty dairy items, to Suiza Dairy Group, Inc., a Delaware corporation and wholly-owned subsidiary of Dean Foods Company, based in Dallas, Texas, for a cash purchase price of $156,050,000, subject to standard working capital and tax adjustments.  The proceeds of the sale were distributed for the payment of taxes related to the operation and sale of the dairy business and repayment of a portion of the Registrant’s senior bank debt.  The sale was accomplished through the transfer of the equity securities of M-Foods Dairy, LLC, M-Foods Dairy TXCT, LLC, and certain related entities, which own and operate the dairy business, pursuant to a Securities Purchase Agreement dated October 1, 2003, by and among Suiza Dairy Group, Inc., the Registrant and certain of the Registrant’s subsidiaries and affiliates, a copy of which is attached as Exhibit 2.1 to this report.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

                (c)           Exhibits.

                                The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	Securities Purchase Agreement with Suiza Dairy Group, Inc. dated October 1, 2003.*

*A copy of any omitted exhibits or schedules to Exhibit 2.1 will be furnished to the Commission upon request. A list of such exhibits and schedules is included as part of Exhibit 2.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 16, 2003	MICHAEL FOODS, INC.

	By:	/s/ John D. Reedy
John D. Reedy
Its: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Securities Purchase Agreement with Suiza Dairy Group, Inc. dated October 1, 2003.